Exhibit 10.3

EXECUTION VERSION

ONPOINT MEDICAL DIAGNOSTICS, INC.

PLACEMENT AGENCY AGREEMENT

FOR PRIVATE PLACEMENT OF

UNITS CONSISTING OF SHARES AND WARRANTS

This Placement Agency Agreement is entered into by and between ONPOINT MEDICAL DIAGNOSTICS, INC., a Minnesota corporation (“OnPoint”), and EMERGENT FINANCIAL GROUP, INC. (the “Placement Agent”) as of March 3, 2011.

1.                                       DESCRIPTION OF OFFERING.

(a)                                  OnPoint proposes to issue in a private placement to accredited investors only (the “Offering”) units (“Units”) of Vertical Health Solutions, Inc. (“VHS”), which will be the publicly-traded parent of OnPoint upon the closing of the Offering and the completion of the Reverse Merger (as hereinafter defined).  Each Unit will be offered at an offering price of $1.00 per Unit (the “Offering Price”) and will consist of one share of the common stock of VHS (the “Common Stock” or the “Shares”) and a five-year warrant to purchase 0.5 Shares (the “Warrant”), at an exercise price of $2.00 per whole share.

(b)                                 The Offering will consist of a minimum of 500,000 Units ($500,000 of gross proceeds) (the “Minimum Amount”) and a maximum  of 5,000,000 Units ($5,000,000 of gross proceeds) (the “Maximum Amount”).  Concurrently with the initial closing of the Offering, VHS shall acquire by merger, through a wholly-owned subsidiary of VHS (“Merger Sub”), the business of OnPoint and, with the proceeds of the Offering, continue the existing operations of OnPoint as a publicly-traded company (the “Reverse Merger”).  In connection with the Reverse Merger, OnPoint, VHS and Merger Sub have entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated February 1, 2011.  As used in this Agreement, unless the context otherwise requires, the term “Company” refers to VHS and OnPoint on a combined basis after giving effect to the Offering and the Reverse Merger.

(c)                                  OnPoint, the Placement Agent and Private Bank Minnesota shall enter into a Proceeds Escrow Agreement (the “Escrow Agreement”) providing for the release of proceeds of the Offering upon terms to be agreed to which are contemplated to include:  (i) the receipt of subscriptions for Units to purchase the Minimum Amount; and (ii) the completion of the Reverse Merger.

(d)                                 A minimum investment of 25,000 Units ($25,000) is required; provided, however, that subscriptions in lesser amounts may be accepted in OnPoint’s and the Placement Agent’s discretion. The Units will be offered until the earlier of the time that all Units offered in the Offering are sold or June 30, 2011 (the “Initial Offering Period”), which date may be extended by OnPoint and the Placement Agent for up to an additional 45 days (this additional period and the Initial Offering Period shall be referred to as the “Offering Period”).  Provided, however, that OnPoint may terminate the Offering if subscriptions for the Minimum Amount are not received on or before March 31, 2011.

The date on which the Offering is terminated shall be referred to as the “Termination Date.”

(e)                                  With respect to the Offering, OnPoint and VHS shall provide the Placement Agent, on terms set forth herein, the right to offer and sell all of the Units being offered.  OnPoint may, in its sole discretion, accept or reject, in whole or in part, any prospective investment in the Units.  Purchases of Units may be made by the Placement Agent and its officers, directors, employees and affiliates.  All purchases, together with purchases by officers, directors, employees and affiliates of OnPoint or VHS, may be used to satisfy the Minimum Amount if the Minimum Amount has not been subscribed for on or before the completion of the Reverse Merger.

2.                                       APPOINTMENT OF AGENT.  On the basis of the warranties, representations and agreements of the parties hereto, and the satisfaction of the conditions set forth herein, OnPoint hereby appoints the Placement Agent, and the Placement Agent hereby accepts such appointment, to act as OnPoint’s exclusive agent in connection with the offer and sale of the Units, on a best efforts basis, which appointment will be for the period set forth in Section 7 below.  The Placement Agent will use its best efforts to solicit the subscription for the Units only from investors who the Placement Agent has a reasonable basis to believe are accredited investors and agrees to perform its services hereunder diligently and in good faith and in a professional and businesslike manner.  The Placement Agent may engage subagents to solicit the subscription for the Units; provided, however, (i) OnPoint shall approve any subagent prior to engagement; (ii) any compensation due to such subagent shall be the responsibility of the Placement Agent; and (iii) the Placement Agent shall represent and warrant that the representations and warranties set forth in Section 6 are true and correct in all material respects with respect to such subagent.

3.                                       REPRESENTATIONS AND WARRANTIES OF ONPOINT.  OnPoint represents and warrants to the Placement Agent as follows:

(a)                                  OnPoint will prepare a Confidential Offering Memorandum (the “Memorandum”) with respect to the Offering together with and subscription documents for subscription of the Units (such Memorandum and subscription documents are referred to herein as the “Offering Documents”) for an offering under Rule 506 to purchasers that are all “accredited investors” within the meaning of Regulation D under the Securities Act of 1933 (the “Act”).  OnPoint will also prepare and, subject to prior review by the Placement Agent’s legal counsel, file a Form D and all other documents required to comply with applicable exemptions from federal registration and state blue sky qualification with the Securities and Exchange Commission and blue sky authorities of such states as may be requested by the Placement Agent.  The Offering Documents (including the proposed use of proceeds) and the Form D will be subject to the Placement Agent’s approval.

(b)                                 As of the Commencement Date of the solicitation (as defined in Section 7 below) and until and as of the date of each Closing (as hereinafter defined), the Offering Documents will (i) contain all material statements which are required to be made therein in accordance with the Act and the Rules and Regulations for an offering under Rule 506 to purchasers that are all “accredited investors” within the meaning of Regulation D; (ii) in all material respects conform to the applicable requirements of the Act and of the Rules and Regulations adopted under the Act (the “Rules and Regulations”) for an offering under Rule

506 to purchasers that are all “accredited investors” within the meaning of Regulation D; and (iii) not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, provided that the representations and warranties in this paragraph shall not apply to statements or omissions made in reliance upon written information furnished to OnPoint by the Placement Agent expressly for use in preparation of the Offering Documents.

(c)                                  OnPoint is duly organized and validly existing as a corporation in good standing under the laws of the State of Minnesota, with full power and authority to own its properties and conduct its business, as described herein and in the Memorandum.

(d)                                 OnPoint is duly qualified to do business as a foreign entity and is in good standing in all states or jurisdictions in which the ownership or lease of its property or the conduct of its business requires such qualification and the failure to be so qualified would have a materially adverse effect on OnPoint’s business.

(e)                                  OnPoint has full legal power, right and authority to enter into this Agreement.  This Agreement has been duly authorized, executed and delivered on behalf of OnPoint and it is the valid and binding obligation of OnPoint, subject, as to enforcement, to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the rights of creditors generally, to the exercise of judicial discretion as to the availability of equitable remedies such as specific performance and injunction and subject, as to enforcement of the indemnification provisions, to limitations under applicable securities laws.

(f)                                    Except as is set forth in the Offering Documents, OnPoint has all licenses, certificates, permits and other approvals from governmental authorities necessary for the conduct of its business as it is currently being carried on and as is described in the Memorandum, except those which would not have a material adverse effect on OnPoint if not obtained.

(g)                                 Except as described in the Offering Documents, on the date of each Closing, OnPoint will own or possess all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, inventions, trade secrets and rights necessary for the conduct of its business as it is currently being carried on and as is anticipated being carried on, except those which would not have a material adverse effect on the business of OnPoint if not obtained, and has not received any notice of conflict with the asserted rights of others in respect thereof.  Except as described in the Offering Documents, to the best of OnPoint’s knowledge after due inquiry previously performed in the ordinary course of business, no name which OnPoint uses and no other aspect of the business of OnPoint involves or gives rise to any infringement of, or license or similar fees for, any patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, inventions, trade secrets or other similar rights of others.

(h)                                 Since the respective dates as of which information is given in the Offering Documents and other than as herein or therein contemplated (i) OnPoint has not incurred any material liabilities or obligations, contingent or otherwise, not in the ordinary course of business, (ii) OnPoint has not paid or declared any dividend or other distribution with respect to its outstanding equity interests, (iii) there has not been any change in the capitalization or any material increase in the long-term debt of OnPoint, or any issuance of equity interests in OnPoint or of options, warrants, or rights to purchase capital stock of OnPoint, with the exception of warrants or S-8 shares issued in lieu of cash payments, for services, bonuses or as part of compensation to board members, advisory board members, key employees, consultants and employees of consultants, and senior debt holders as principle or interest payments, (iv) no material loss or damage (whether or not insured) to the property of OnPoint has been sustained, (v) no material legal or governmental proceeding, domestic or foreign, affecting OnPoint or the transactions contemplated by this Agreement has been instituted or threatened, and (vi) there has not been any material adverse change in the business, condition (financial and other) or properties of OnPoint.

(i)                                     OnPoint is not in breach, default or violation of, and the consummation of the transactions herein contemplated will not result in any breach of, any of the terms or conditions of, or constitute a default or violation under, (i) the articles of incorporation, bylaws or other governing organizational of OnPoint, (ii) any material indenture, agreement or other instrument to which OnPoint is now a party, or, (iii) except for such breaches, defaults or violations which would not have a material adverse effect on OnPoint, any law or any order, rule or regulation applicable to OnPoint of any court or of any federal or state regulatory body or administrative agency having jurisdiction over OnPoint or its property.

(j)                                     No approval, authorization, consent or order of any governmental or public board or body, other than in connection with or in compliance with the provisions of the Act and the securities laws of various jurisdictions, is legally required for the sale of the Units by OnPoint.

(k)                                  Except as described in the Offering Documents, there are no pending, threatened or contemplated actions, suits or proceedings before or by any court or governmental agency, authority or body, or any arbitrator to which OnPoint is a party or of which the business or property of OnPoint is subject, which are not ordinary, routine and incidental to the business of OnPoint or which might result in any material adverse change in the business condition (financial and other) or properties of OnPoint.

(l)                                     OnPoint has authorized and outstanding the capital stock of OnPoint as set forth in the Offering Documents as of the date set forth therein.  All outstanding securities of OnPoint have been duly authorized, validly issued and fully paid and are non-assessable and have been issued pursuant to valid exemptions from the registration requirements of the Act and appropriate state blue sky laws.  OnPoint will immediately notify the Placement Agent in writing of any changes to the information set forth above.

(m)                               Except as described in the Offering Documents or as contemplated thereby, there are (i) no other outstanding warrants, options, convertible securities, rights to subscribe for or purchase any capital  or other securities from OnPoint, (ii) so far as known to OnPoint, no voting trusts or voting agreements among, or irrevocable proxies executed by, members of OnPoint, (iii) no existing rights of any person or members to require OnPoint to register any securities of OnPoint or to participate with OnPoint in any registration by OnPoint of its ; (iv) so far as known to OnPoint, no agreement among members of OnPoint providing for the purchase or sale of membership interests in OnPoint, and (v) no obligations (contingent or otherwise) of OnPoint to purchase, redeem, or otherwise acquire membership interests in OnPoint or any interest therein or pay any dividend or make any other distribution in respect thereof.

(n)                                 OnPoint has good and marketable title, free and clear of all liens, encumbrances and equities, and of all charges or claims, to all of the real and personal property owned by it, except as described in the Offering Documents and except liens, encumbrances and equities, and charges or claims, which are not material in the aggregate and do not materially affect the value of such property or interfere with the conduct of its business.  Except as stated in the Offering Documents, OnPoint has valid and binding leases to all of the real and personal property described in the Offering Documents as under lease to it with such exceptions as do not materially interfere with the conduct of its business.

(o)                                 OnPoint has filed all necessary federal, state and foreign income and franchise tax returns and has paid all taxes shown as due thereon, and OnPoint has received no notice of any material tax deficiency that has been asserted against OnPoint.

(p)                                 OnPoint has no subsidiaries.

(q)                                 The historical financial statements of OnPoint, together with the related schedules and notes, set forth in the Offering Documents, fairly present in all material respects the financial position and the results of operations of OnPoint at the respective dates and for the respective periods to which they apply.  All historical financial statements of OnPoint set forth in the Offering Documents have been prepared in accordance with generally accepted accounting principles, consistently applied throughout the periods indicated, except as may be otherwise stated therein and except as the financial statements for the interim periods are subject to year-end adjustments.

(r)                                    Except as disclosed in the Offering Documents and for the rights of the Placement Agent as set forth in this Agreement, no person is entitled, directly or indirectly, to compensation from OnPoint or the Placement Agent for services as a finder in connection with the transactions contemplated by this Agreement.

(s)                                  No labor disturbance by the employees of OnPoint exists or, to OnPoint’s knowledge, is imminent which could reasonably be expected to have a material adverse effect on the conduct of the business, operations, financial condition or income of OnPoint.

(t)                                    OnPoint has no defined benefit pension plan or other plan promulgated pursuant to, or which is intended to comply with the provisions of, the Employee Retirement Income Security Act of 1974, except as disclosed in the Offering Documents.

(u)                                 OnPoint maintains insurance, which is in full force and effect, of the types and in the amounts adequate for its business and in line with the insurance maintained by similar companies and businesses.

(v)                                 OnPoint has not sold any securities in violation of the Act or any state securities laws and OnPoint has not engaged in any “general advertising or solicitation” (as such term is interpreted under the Act) in connection with the Offering.

(w)                               Subject to the Placement Agent’s compliance with applicable securities laws, the offer, sale, issuance and delivery of the Units are or will be in compliance with the requirements for the use of Rule 506 of Regulation D promulgated under the Act for an offering to purchasers that are all “accredited investors” within the meaning of Regulation D and exempt from the registration and prospectus delivery requirements of the Act.

4.                                       REPRESENTATIONS AND WARRANTIES OF VHS.  If not otherwise contained in the Merger Agreement, OnPoint shall cause VHS to make the following representations to the Placement Agent:

(a)                                  Immediately prior to each Closing, VHS will have all requisite corporate power and authority to issue, sell and deliver the Shares, the Warrants and the Placement Agent Warrants (as hereinafter defined). Upon due execution and delivery, this Agreement, each of the Subscription Agreements and the Merger Agreement, will constitute the valid and binding obligations of VHS, enforceable against VHS, as applicable in accordance with their respective terms, subject to any applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the rights of creditors generally and to general equitable principles and the availability of specific performance.  Upon due execution and delivery, the Warrants and the Placement Agent Warrants will constitute the valid and binding obligations of VHS, enforceable against VHS in accordance with their respective terms, subject to any applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the rights of creditors generally and to general equitable principles and the availability of specific performance.

(b)                                 Neither the execution nor the delivery of the Merger Agreement, Warrants or the Placement Agent Warrants will conflict with or violate any term or provision of, or will result in the creation or imposition of any lien upon any assets of VHS under, any other agreement or other instrument to which VHS is a party or by which VHS or its assets may be bound, or any term of the charter or by-laws of VHS, or any license, permit, statute, rule or regulation applicable to VHS or any of its assets, or any judgment, decree, or order of any court or governmental body having jurisdiction over VHS, except as would not have a material adverse effect on VHS.

(c)                                  No consent, authorization or filing of or with any federal court or government authority of the United States is required by VHS in connection with the consummation of the transactions contemplated herein, except for required filings with the Securities and Exchange Commission and applicable “Blue Sky” or state securities commissions relating specifically to the Offering or the Reverse Merger.

5.                                       FURTHER AGREEMENTS OF ONPOINT.  OnPoint covenants and agrees as follows:

(a)                                  OnPoint will promptly deliver to the Placement Agent and its counsel copies of the Offering Documents and each amendment or supplement thereto.  The Placement Agent is authorized on behalf of OnPoint to use and distribute copies of the Offering Documents in connection with the solicitation of the Subscriptions in the Offering as, and to the extent, permitted by federal and applicable state securities laws.

(b)                                 OnPoint will promptly notify the Placement Agent, by telephone and in writing of (i) the issuance of any stop order suspending the sale of the Units, or of the institution or notice of intended institution of any action or proceeding for that purpose, and (ii) any other communication directed to OnPoint by any public authority relating to the possible suspension of the qualification of the offer and sale of the Units in any state.

(c)                                  Until the Termination Date, if any event relating to or affecting OnPoint or VHS, or of which OnPoint shall be advised in writing by the Placement Agent, shall occur as a result of which it is necessary, in the opinion of counsel for OnPoint or the Placement Agent, to supplement or amend the Offering Documents in order to make the Offering Documents not misleading in light of the circumstances existing at the time it is delivered to a potential purchaser of the Units, OnPoint will forthwith prepare an amended or supplemented Offering Documents (in form satisfactory to counsel for the Placement Agent) so that the amended or supplemented Offering Documents will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time the Offering Documents are so amended or supplemented, not misleading.

(d)                                 Within the 90 days following the Initial Closing (as hereinafter defined), OnPoint shall undertake to file a registration statement with the Securities and Exchange Commission permitting the resale of (i) the Common Stock (exclusive of the Common Stock issuable upon exercise of the Warrants) included in the Units that were issued at such Initial Closing; (ii) the common stock held by VHS, Inc. shareholders prior to the Reverse Merger; and (iii) the common stock issued prior to the filing of the registration statement in conversion of convertible promissory notes issued by OnPoint between November 2010 and February 2011 (such notes being referred to herein as the “10% Notes”).  Within 90 days following the Final Closing (as hereinafter defined), OnPoint shall further undertake to file an additional a registration statement with the Securities and Exchange Commission permitting the resale of (i) the Common Stock (exclusive of the Common Stock issuable upon exercise of the Warrants) included in the Units; and (ii) the common stock issued prior to the filing of the registration statement in conversion of 10% Notes that were not subject to resale under the initial registration statement.

(e)                                  OnPoint shall pay, or cause to be paid, all expenses incident to the performance of its obligations under this Agreement, including, but not limited to, all expenses incident to the delivery of the Units, the fees and expenses of counsel and accountants for OnPoint, and the cost of filing the Form D and amendments thereto, and the cost of all blue sky compliance and filings.

(f)                                    Immediately following the Reverse Merger, but prior to the Initial Closing, OnPoint shall use its best efforts to cause VHS to become a party to this Agreement by executing a signature page hereto and thereby engaging the Placement Agent to continue the Offering and for VHS to make the representations and Warranties in Section 4 hereof.

6.                                       REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF PLACEMENT AGENT.  The Placement Agent hereby represents and warrants to OnPoint as follows:

(a)                                  The Placement Agent is a member in good standing of the Financial Industry Regulatory Authority (“FINRA”) and will maintain such good standing status during the term of this Agreement.  No proceedings are pending or, to the best of the Placement Agent’s knowledge, threatened that, in any way, may revoke or limit the Placement Agent’s authority to commence the Offering, including, but not limited to, any proceedings or actions by FINRA, the Securities and Exchange Commission, the Minnesota Department of Commerce or any other applicable state blue sky authorities.

(b)                                 The Placement Agent is a licensed broker-dealer in good standing under the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, and the laws and regulations of Minnesota and such other states where the Units may be offered or sold by the Placement Agent and OnPoint will not be disqualified from relying on Rule 505 of Regulation D by reason of the application of Rule 505(b)(2)(iii) to the Offering due to any act or omission of the Placement Agent or any of its directors, officers or employees.  The representatives employed by or contracting with the Placement Agent are duly licensed by FINRA, and are duly licensed in each of the states in which offers, offers for sale, or sales of the Units will be made.

(c)                                  The Placement Agent will not solicit subscriptions by any form of general solicitation or general advertising within the meaning of Rule 502(e) of Regulation D and will not solicit subscriptions, other than on the basis of the Offering Documents.  The Placement Agent acknowledges that its solicitation efforts are to be directed to holders the Placement Agent believes are accredited investors, as defined in Rule 501 of Regulation D.

(d)                                 The Placement Agent agrees to provide to each person or investor solicited by the Placement Agent a copy of the Memorandum.  In connection with the Offering, the Placement Agent will not use any solicitation material other than the Offering Documents and will not represent to any person or investor any material facts relating to the Offering, OnPoint or the business of OnPoint, including its future prospects, unless such facts are contained in the Offering Documents or have been provided to the Placement Agent in writing by OnPoint specifically for such purpose.

(e)                                  The Placement Agent has full power, right and authority to enter into this Agreement, this Agreement has been duly authorized, executed and delivered by the Placement Agent and it is the valid and binding obligation of the Placement Agent, subject, as to enforcement, to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the rights of creditors generally, to the exercise of judicial discretion as to the availability of equitable remedies such as specific performance and injunction, and subject, as to enforcement of the indemnification provisions, to limitations under applicable securities laws.

7.                                       SOLICITATION PERIOD.  Subject to applicable law, the Placement Agent shall commence the solicitation of prospective investors as soon as is reasonably practicable following the date on which the Memorandum is approved for release to potential investors by both parties to this Agreement (the “Commencement Date”) and, unless otherwise terminated hereunder, shall continue to solicit investment in the Units until the Termination Date.

8.                                       DELIVERY, PAYMENT AND CLOSING.

(a)                                  The Placement Agent shall require the subscribers in the Offering to complete the subscription documentation supplied for that purpose by OnPoint.  Subscription documents shall be accepted in connection with the disbursement of proceeds from the Escrow Account.

(b)                                 All proceeds from the sale of the Units shall be paid to Private Bank Minnesota pursuant to the Escrow Agreement and shall be released only pursuant to the terms of the Escrow Agreement.

(c)                                  If subscriptions for at least the Minimum Amount have been deposited to the escrow account, and all of the conditions set forth elsewhere in this Agreement are fulfilled or waived, a closing shall be held promptly with respect to the Units to be initially sold in the Offering (the “Initial Closing”) at the offices of Morgan, Lewis & Bockius LLP, counsel to OnPoint or by exchange of documentation by facsimile or email.  To the extent the Maximum Amount is not sold at the Initial Closing, the remaining Units will continue to be offered until the Termination Date, and the proceeds thereof shall continue to be deposited under the Escrow Agreement for release in one or more closings as agreed upon by VHS and Placement Agent, with the final closing (“Final Closing”) to occur within ten days from the earlier of the Termination Date or the sale of all Units offered.  The Initial Closing, the Final Closing and any other interim closing may be referred to herein as a “Closing.” Delivery of payment for the accepted subscriptions for Units from funds held in the Escrow Account will be made at each Closing against delivery of the certificates for the Shares and Warrants sold at the Closing.  Executed certificates for the Common Stock and the Warrants will be in such authorized denominations and names as subscribed for and the Placement Agent shall be permitted to inspect and copy such certificates prior to each Closing.

(d)                                 Upon receipt from investors in the Offering, the Placement Agent shall forward to OnPoint or VHS, as applicable, all executed Subscription Agreements.  Upon request, the Placement Agent shall provide OnPoint or VHS, as applicable, with a statement of funds for subscriptions that have been received at such times by the Escrow Agent and deposited into the Escrow Account, and the names of the investors making such subscriptions.

(e)                                The cash compensation due to the Placement Agent shall be paid from the escrowed proceeds upon release of the proceeds by the Escrow Agent.

9.                                       SOLICITATION COMPENSATION.

(a)                                  The Placement Agent shall receive a cash fee (the “Selling Commissions”) equal to ten percent (10%) of the gross proceeds received from the acceptance of subscriptions solicited by Placement Agent as a compensation for acting as Placement Agent.  Such compensation is to be due and payable to the Placement Agent in immediately available funds at the Closing.  Any cash fee due and payable to any subagent shall be paid directly by the Placement Agent to such subagent from the Selling Commission.

(b)                                 At the Final Closing the Placement Agent (or its designees) shall be entitled to receive a warrant to purchase a number of shares of VHS equal to ten percent (10%) of the aggregate number of Shares included in the Units and ten percent (10%) of the  Shares issuable upon exercise of the Warrants (the “Placement Agent Warrant”).  The Placement Agent Warrant shall have a term of five years following the date of issuance, an exercise price equal to $2.00 per share and a cashless exercise provision which may be utilized only if the shares underlying the Placement Agent Warrant are not registered for resale pursuant to an effective registration statement.  The Placement Agent Warrant will include a restriction on exercise if such exercise would cause the holder of a Placement Agent Warrant to hold more than a 4.99% ownership interest in the then outstanding shares of VHS.  The Placement Agent may in the future transfer the Placement Agent Warrant granted to it pursuant to the terms hereof to its various brokers that participated in the Offering or to other parties so long as such assignment shall qualify for an exemption from the registration requirements under applicable securities laws and regulations.

(c)                                  The Placement Agent shall be paid a corporate finance fee (the “Corporate Finance Fee”) equal to three percent (3%) of the gross proceeds received from the acceptance of subscriptions solicited by Placement Agent.  Such fee is to be due and payable to the Placement Agent in immediately available funds at the Closing.

(d)                                 The Placement Agent shall be reimbursed for up to $15,000 of the legal fees incurred by the Placement Agent in connection with the Offering, including the preparation of this Agreement.

(e)                                To the extent there is more than one Closing, payment of the proportional amount of the Selling Commissions and the Corporate Finance Fee will be made out of the proceeds of subscriptions for the Shares sold at each Closing.  The Placement Agent Warrants shall be issued at the Final Closing.  The legal fee reimbursement will be made following the presentation of evidence of the incurrence of the legal fees, but will not be payable if a Closing does not occur.

10.                                 CONFIDENTIALITY.  In the course of its services under this Agreement, the Placement Agent will have access to Confidential Information (as defined below) concerning OnPoint and VHS.  The Placement Agent agrees that all Confidential Information will be treated by the Placement Agent as confidential in all respects.  The Placement Agent hereby agrees that it and its employees, dealers, affiliates and representatives shall: (i) use the Confidential Information solely for the purposes of its engagement hereunder; and (ii) not disclose any Confidential Information to any other party except to those Placement Agent representatives who need to know such information for the purposes of the Placement Agent’s engagement hereunder and who have been advised of such confidentiality restrictions.  The term “Confidential Information” shall mean all information, whether written or oral, which is or has been disclosed by OnPoint, VHS or their respective affiliates, agents or representatives to the Placement Agent or any of its representatives in connection with the Offering and the transactions contemplated hereby, which is not in the public domain, but shall not include: (i) information which is publicly disclosed other than by or at the direction of the Placement Agent in violation of this Agreement; (ii) information which is obtained by the Placement Agent from a third party that (x) has not violated, or obtained such information in violation of, any obligation to OnPoint, VHS or their respective affiliates with respect to such information, and (y) does not require the Placement Agent to refrain from disclosing such information; and (iii) information which is required to be disclosed by the Placement Agent or its outside counsel under compulsion of law (whether by oral question, interrogatory, subpoena, civil investigative demand or otherwise) or by order of any court or governmental or regulatory body to whose supervisory authority the Placement Agent is subject; provided that, in such circumstance, the Placement Agent will give OnPoint or VHS, as applicable, prior written notice within one day of Placement Agent’s knowledge or determination of such requirement of disclosure and cooperate with OnPoint or VHS to minimize the scope of any such disclosure.  The Placement Agent’s obligation under this section shall continue after the date of expiration, termination or completion of this Agreement or the Placement Agent’s engagement hereunder.

11.                                 INDEMNIFICATION.

(a)                                  OnPoint and VHS (to the extent that it is not limited by judgment of a proper court of law under the Act) shall indemnify and hold harmless the Placement Agent, and each person who controls (as such term is defined by Rule 405 under the Act) the Placement Agent within the meaning of the Act, against any losses, claims, damages or liabilities, joint and several, to which the Placement Agent or such controlling persons may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Offering Documents, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any inaccuracy in, or breach of, the representations and warranties of OnPoint or VHS contained herein or any failure of OnPoint or VHS to perform its obligations hereunder or under law; and OnPoint or VHS will reimburse the Placement Agent and each such controlling person for any legal or other expenses reasonably incurred by such Placement Agent or such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action, as incurred; provided, however, that OnPoint and VHS will not be liable in any such case to the extent that such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to OnPoint or VHS by the Placement Agent specifically for use in the preparation of the Offering Documents or any additions or supplements thereto.  This indemnity agreement will be in addition to any liability which OnPoint or VHS may otherwise have.

The foregoing indemnity agreement is subject to the condition that, insofar as it relates to any untrue statement, alleged untrue statement, omission or alleged omission made in any form of the Offering Documents but eliminated or remedied by amendment or supplement to the Offering Documents, such indemnity agreement shall not inure to the benefit of the Placement Agent or each such controlling person with respect to any loss, liability, claim or damage asserted by any person who purchased the Units which are the subject thereof, if the Offering Documents was so amended or supplemented prior to such acceptance of the subscription.

(b)                                 The Placement Agent (to the extent that it is not limited by judgment of a proper court of law under the Act), will indemnify and hold harmless OnPoint and VHS, each person who controls (as such term is defined under Rule 405 under the Act) OnPoint and VHS within the meaning of the Act, each of its directors, and each of its officers, against any losses, claims, damages or liabilities, joint and several, to which OnPoint or VHS, any such controlling person, director or officer may become subject, under the act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Offering Documents, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission is made in the Offering Documents, in reliance upon and in conformity with written information furnished to OnPoint or VHS by the Placement Agent specifically for use in the preparation thereof; and the Placement Agent will reimburse OnPoint or VHS, any such controlling person, director or officer for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, as incurred.  This indemnity agreement will be in addition to any liability which the Placement Agent may otherwise have.

(c)                                  Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section, notify each indemnifying party in writing of the commencement thereof.  The indemnification provided for in this Section 11 shall not be available to any party who fails to so notify each indemnifying party to the extent that the indemnifying party to whom notification was not given was unaware of the action to which the notification would have related and was prejudiced by the failure to notify; provided, however, that the omission to so notify each indemnifying party will not relieve any indemnifying party from any liability which it may have to any indemnified party otherwise than under this section.  In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel chosen by the indemnifying party and reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, and selection of counsel satisfactory to the indemnified party, the indemnifying party shall not be liable to such indemnified party under this section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

(d)                                 As an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding as to which indemnification hereunder is sought, OnPoint or VHS will reimburse the Placement Agent on a monthly basis for all reasonable legal fees or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of OnPoint or VHS’s obligation to reimburse the Placement Agent for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction.  To the extent that any such interim reimbursement payment is ultimately held to have been improper, the Placement Agent shall promptly return it to the party or parties that made such payment, together with interest, compounded daily, determined on the basis of the base rate

(or other commercial lending rate for borrowers of the highest credit standing) announced from time to time by Wells Fargo Bank, (“Prime Rate”).  Any such interim reimbursement payments which are not made to the Placement Agent within 30 days of a request for reimbursement shall bear interest at the Prime Rate from the date of such request.

(e)                                  In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in Sections 11(a) or 11(b) is for any reason held, by a court of competent jurisdiction, to be unenforceable as to any party entitled to indemnity, OnPoint, VHS and the Placement Agent, or any controlling person of the foregoing, shall contribute to the aggregate losses, claims, damages and liabilities (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted) to which OnPoint, VHS and the Placement Agent, or any controlling person of the foregoing, may be subject (i) in such proportion as is appropriate to reflect the relative benefits received by OnPoint or VHS, on the one hand, and the Placement Agent on the other from the offering contemplated hereby or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of OnPoint or VHS, on the one hand, and of the Placement Agent on the other in connection with the statements or omissions which resulted in such loss, claim, damage, liability or expense, as well as any other relevant equitable considerations.  The relative benefits received by OnPoint or VHS, on the one hand, and the Placement Agent on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by OnPoint or VHS bear to the total sales commissions received by the Placement Agent.  The relative fault of OnPoint or VHS, on the one hand, and of the Placement Agent on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by OnPoint or VHS or by the Placement Agent and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  No person guilty of fraudulent misrepresentation or guilty of misstating or misrepresenting a material fact or failing to state a material fact shall be entitled to contribution, as to any liability arising from such fraudulent misrepresentation or omission, from any person who was not guilty of such fraudulent or other misrepresentation or omission.

12.                                 TERMINATION.  The Placement Agent shall have the right to terminate its obligations under this Agreement by giving OnPoint or VHS notice as hereinafter specified at any time on or prior to the termination of the Offering if OnPoint or VHS shall have failed, refused or been unable to perform any agreement on its part to be performed, if there shall have been a breach of any warranty or representation of OnPoint or VHS contained herein and such breach cannot be cured within a reasonable period of time after receipt from Placement Agent of notice of the occurrence of such breach, or because any other conditions of the Placement Agent’s obligations set forth herein are not fulfilled.  OnPoint or VHS, as applicable, shall have the right to terminate this Agreement by giving the Placement Agent notice as hereinafter specified at any time on or prior to termination of the Offering if the Placement Agent shall have failed, refused or been unable to perform any agreement on its part to be performed, if there shall have been a breach of any warranty or representation of the Placement Agent contained herein and such breach cannot be cured within a reasonable period of time after receipt from OnPoint or

VHS of notice of the occurrence of such breach, or because any other conditions of OnPoint or VHS’s obligations set forth herein are not fulfilled.  Except as provided in Section 13, any such termination shall be without liability of any party to any other party.

13.                                 REPRESENTATIONS AND AGREEMENTS TO SURVIVE.  The respective covenants, agreements, representations and warranties of OnPoint, VHS and the Placement Agent hereunder, as set forth in, or made pursuant to this Agreement, shall remain in full force and effect regardless of any investigation made by or on behalf of any such party or any of its directors or officers or any controlling person, and shall survive delivery of and payment for the Units.  The indemnification and contribution agreements contained in Section 11 and this Section 13 shall also survive any termination of this Agreement.

14.                                 NOTICES.  Except as otherwise expressly provided in this Agreement or duly noticed hereunder, all notices and other communications hereunder shall be in writing and, if given to the Placement Agent, shall be mailed, delivered or faxed and confirmed to Emergent Financial Group, Inc., Attention:  Carlene Cooke and to OnPoint or VHS at the addresses set forth on the signature page hereof with a copy to the Placement Agent’s counsel as indicated on the signature page hereof.

15.                                 MISCELLANEOUS. This Agreement shall inure to the benefit of and be binding upon the successors of the Placement Agent and of OnPoint.  Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person or corporation, other than the parties hereto and their successors, and the controlling persons and directors and officers referred to in Section 11, any legal or equitable right, remedy or claim under or in respect to this Agreement or any provision hereof.  The term “successors” shall not include any purchaser of the Units merely by reason of such purchase.  No subrogee of a benefited party shall be entitled to any benefits hereunder.  This Agreement embodies the entire agreement and understanding of the parties hereto in respect of the matters contemplated by this Agreement and supersedes all prior and contemporaneous agreements and understandings between the parties with respect to the matters contemplated by this Agreement.  This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota, without regard to such state’s choice of laws provisions.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

ONPOINT MEDICAL DIAGNOSTICS, INC.		EMERGENT FINANCIAL GROUP, INC.

By	/s/ William Cavanaugh	By	/s/ Peter Voldness
	William Cavanaugh, Chief Executive Officer	Peter Voldness, Chief Executive Officer

Address:	7760 France Avenue South	Address:	3600 American Boulevard West
	11th Floor		Suite 670
	Minneapolis, MN 55435		Bloomington, MN 55431

with copy to:		with copy to:
	Michael J. Macaluso		Randy J. Sparling
	Morgan Lewis		Felhaber, Larson, Fenlon & Vogt
	5175 Wells Fargo Center		220 South Sixth Street, Suite 2200
	90 South Seventh Street		Minneapolis, MN 55402
Minneapolis, MN 55402

[SIGNATURE PAGE TO PLACEMENT AGENCY AGREEMENT]

JOINDER OF AGREEMENT

By execution below on this 15th day of April, 2011, the undersigned hereby becomes a party to and is bound by the terms of this Agreement and engages the Placement Agent to continue the Offering upon the terms set forth herein.

VERTICAL HEALTH SOLUTIONS INC.

By:	/s/ William Cavanaugh
Chief Executive Officer

[JOINDER TO PLACEMENT AGENCY AGREEMENT]